SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549

                          FORM 8-K
                       CURRENT REPORT

             Pursuant to Section 13 or 15(d) of
             The Securities Exchange Act of 1934

        Date of Report (date of earliest event reported):
                     September 11, 2001


                     XEROX CREDIT CORPORATION
   (Exact name of registrant as specified in its charter)

 Delaware              1-8133                06-1024525
 (State or other       (Commission File      (IRS Employer
 jurisdiction of       Number)               Identification
 incorporation)                              No.)

                  100 First Stamford Place
                     P. O. Box 10347
            Stamford, Connecticut  06904-2347
    (Address of principal executive offices)(Zip Code)

    Registrant's telephone number, including area code:
                      (203) 325-6600



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Item 5.  Other Events


Xerox Corporation, Registrant's parent, yesterday made the announcement which appears below. Consistent with Registrant's recent disclosures and in anticipation of the matters set forth in the announcement, Xerox has discontinued selling receivables to Registrant and its future equipment financing for Xerox customers is expected to be provided primarily by GE Capital Services.


                              Xerox Announcement


Xerox Corporation and GE Capital announced a "framework agreement" for GE Capital's Vendor Financial Services to become the primary equipment financing provider for Xerox customers in the United States.

When completed, the agreement will enable Xerox customers to quickly and easily obtain the Xerox equipment they need through flexible financing solutions. For Xerox, the implementation of the agreement will be a major step forward in its progress to restore the company's financial strength by transitioning equipment financing to third-party vendors. For GE Capital's Vendor Financial Services, the transactions will provide an avenue of current and future growth through Xerox's extensive U.S. customer base.

The two companies also agreed to the principal terms of a financing arrangement under which Xerox will receive from GE Capital approximately $1 billion secured by portions of Xerox's lease receivables in the United States.

The arrangements are subject to the negotiation of definitive agreements and satisfaction of closing conditions, including completion of due diligence.

"For Xerox, the significance of these landmark agreements cannot be overstated. With the transition of U.S. equipment financing to GE Capital, one of the world's leading financial services companies, Xerox will transform its balance sheet by eliminating substantial debt while ensuring that our customers receive world class financing services and administrative support," said Anne M. Mulcahy, Xerox president and chief executive officer. "The expected $1 billion in financing will further enhance Xerox's liquidity. This funding agreement also becomes an interim source of customer financing for the balance of the year."

"Our Vendor Financial Services business is dedicated to helping companies like Xerox focus on their core business by providing specialized financing programs backed by the financial strength and resources of GE Capital," said Denis Nayden, chairman and chief executive officer of GE Capital. "This agreement affords Vendor Financial Services the opportunity to continue its partnership with a leader in the global document market, while further expanding its asset base and building upon similar relationships that it has with over 100 manufacturers and 4,500 dealers."

As part of this transaction, Xerox will transition nearly all of its U.S. customer administration operations into a new joint venture with GE Capital Vendor Financial Services. GE Capital will own 81 percent of the joint venture while Xerox will own 19 percent. The new company will be jointly managed by Xerox and GE Capital, and will be headquartered in Rochester, N.Y.

"Our goal is to make the transition for Xerox's customers flawless, while providing them with the benefits of our strong expertise in leasing. We intend to leverage GE management systems, digitization and e-business efforts and Six Sigma quality processes to bring value to Xerox and its customers," said Bill Cary, chief executive officer of GE Capital Vendor Financial Services. "This joint venture is an excellent example of how we work closely with our partners and their customers to best serve their needs."

It is anticipated that Xerox employees who work in Xerox customer financing and administration offices - located primarily in Rochester, Chicago, Dallas and St. Petersburg, Fla. - will transfer to the new joint venture on January 2, 2002. Their work, which includes operations such as order processing, credit approval, financing programs, billing and collections, is expected to continue in the current locations, ensuring further continuity for Xerox customers and Xerox employees.

"Our partnership with GE Capital offers Xerox the best of both worlds. We will continue to benefit from the knowledge and skills of people who know our customers and business best while maximizing GE Capital's renowned expertise in managing complex operational processes," said Barry D. Romeril, Xerox vice chairman and chief financial officer. "This framework agreement and financing represent a significant milestone in the financial turnaround of Xerox."

Last October, Xerox announced it would move to third-party equipment financing as part of the company's turnaround strategy to restore its financial strength and return to profitability. Over time, this is expected to remove as much as $10 billion in financing-related debt from the Xerox balance sheet. Approximately 65 percent of Xerox's total debt is related to equipment financing, close to half of which is in the U.S.


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                        Forward-Looking Statements


From time to time Xerox Credit Corporation (Registrant or the Company) and its representatives may provide information, whether orally or in writing, including certain statements in this Current Report on Form 8-K, which are deemed to be "forward-looking" within the meaning of the Private Securities Litigation Reform Act of 1995 ("Litigation Reform Act"). These forward-looking statements and other information relating to Registrant are based on the beliefs of management as well as assumptions made by and information currently available to management.

The words "anticipate," "believe," "estimate," "expect," "intend," will and similar expressions, as they relate to Registrant or Registrant's management, are intended to identify forward-looking statements. Such statements reflect the current views of Registrant with respect to future events and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated or expected. Factors that could cause actual results to differ materially include the failure to satisfy closing conditions set forth in the framework agreement described herein, including the completion of due diligence and the negotiation of definitive documentation. Registrant does not intend to update these forward-looking statements.

In accordance with the provisions of the Litigation Reform Act, we are making investors aware that such forward-looking statements, because they relate to future events, are by their very nature subject to many important factors which could cause actual results to differ materially from those contained in the forward-looking statements. Such factors include, but are not limited to, the liquidity of Registrant.

Registrant's liquidity is dependant upon the liquidity of its parent, Xerox Corporation ("Xerox"). In October 2000, Xerox announced a turnaround program which includes a wide-ranging plan to generate cash, return to profitability and pay down debt. The success of the turnaround program is dependent upon successful and timely sales of assets, restructuring the cost base, placement of greater operational focus on the core business and the transfer of the financing of customer equipment purchases to third parties. Cost base restructuring is dependent upon effective and timely elimination of employees, closing and consolidation of facilities, outsourcing of certain manufacturing and logistics operations, reductions in operational expenses and the successful implementation of process and systems changes.

Xerox's liquidity is currently provided through its own cash generation from operations and various financing strategies including securitizations. Xerox is currently funding its customer financing activity from available sources of liquidity, including cash on hand. There is no assurance that Xerox will be able to continue to fund its customer financing activity at present levels. Xerox is actively seeking third parties to provide financing to its customers. In the near-term Xerox's ability to continue to offer customer financing and be successful in the placement of its equipment with customers is largely dependent upon obtaining such third party financing. Xerox has also embarked upon a process of selling certain assets with the objective of generating proceeds for the purpose of retiring outstanding debt.

Thus, Xerox's liquidity is dependent upon the timely implementation and execution of the various turnaround program initiatives as well as its ability to generate positive cash flow from operations and various financing alternatives, including securitizations.

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                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly authorized this report to be signed on its behalf by the undersigned duly authorized.

                                         XEROX CREDIT ORPORATION

                                            /s/ MARTIN S. WAGNER
                                         --------------------------------
                                         By: Martin S. Wagner
                                             Secretary

Dated: September 12, 2001